UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 2, 2016 (October 27, 2016)

CRITEO S.A.
(Exact name of registrant as specified in its charter)

France	001-36153	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32, rue Blanche, Paris - France	75009
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: +33 14 040 2290
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	Results of Operations and Financial Condition

On November 2, 2016, Criteo S.A. (the “Company”) issued a press release and will hold a conference call regarding its financial results for the quarter ended September 30, 2016. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information furnished with this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

The Company is making reference to non-GAAP financial information in both the press release and the conference call. A reconciliation of these non-GAAP financial measures to the most comparable GAAP financial measures is contained in the attached Exhibit 99.1 press release.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Management Agreement with Eric Eichmann
On December 18, 2015, Criteo S.A. (the “Company”) issued a press release announcing the appointment of Eric Eichmann as Chief Executive Officer of the Company, effective as of January 1, 2016. On October 27, 2016, the Board of Directors of the Company (the “Board”) approved a new management agreement entered into between the Company and Mr. Eichmann, the material terms of which are described below.
Pursuant to the management agreement between Mr. Eichmann and the Company, dated as of October 27, 2016 (the “Management Agreement”), Mr. Eichmann will serve in the office (mandat social) of Chief Executive Officer (directeur général) of the Company. The Management Agreement provides that Mr. Eichmann will receive an annual base salary of $550,000, effective as of July 1, 2016, and will be eligible to receive a target annual bonus opportunity equal to 100% of his base salary, and a maximum annual bonus opportunity equal to 200% of his base salary. The annual bonus opportunity pursuant to the Company’s Executive Bonus Plan will be based on the Company’s financial performance and the assessment by the Board of individual performance.
In connection with his relocation to New York in the United States, the Company will reimburse Mr. Eichmann for certain expenses up to $50,000, in accordance with the Company’s relocation policy approved by the Board.
If Mr. Eichmann’s office as Chief Executive Officer of the Company is terminated by the Company other than for Cause (as defined in the Management Agreement), and other than due to his death or disability, subject to Mr. Eichmann’s execution of a general release of claims in favor of the Company and provided Mr. Eichmann does not materially breach the restrictive covenants set forth in the Protective Covenants Agreement, Mr. Eichmann will be entitled to receive (i) continued payment of his base salary for 12 months, to be paid in equal monthly installments; (ii) payment of a pro-rated target bonus for the year of termination (and payment of his bonus for any completed year of service based on actual performance for the year preceding the year of termination, to the extent that such bonus has not been paid prior to the date of the termination of employment); (iii) continued life and disability insurance and health insurance coverage for 12 months following the date of termination; (iv) immediate vesting of the number of outstanding unvested stock options and time-based restricted stock units, if any, that would have vested had he remained in office for six months following the date of termination; and (v) vesting of a pro-rata portion of outstanding performance-based restricted stock units based on actual financial performance at the end of the applicable performance year, provided that, in the case of both (iv) and (v), no time-based or performance-based restricted stock units granted within the one-year period prior to the date of Mr. Eichmann’s termination will vest. All vested stock options will remain exercisable by Mr. Eichmann for the 12-month period following his termination date, or the earlier expiration of the stock option pursuant to its original terms.
If Mr. Eichmann’s office as Chief Executive Officer of the Company is terminated by the Company other than for Cause, and other than due to his death or disability, or by Mr. Eichmann for Good Reason (as described below), in each case upon, or within one year following, a Change in Control (as defined in the Company’s 2016 Stock Option Plan), subject to Mr. Eichmann’s execution of a general release of claims in favor of the Company and provided Mr. Eichmann does not materially breach the restrictive covenants set forth in the Protective Covenants Agreement, Mr. Eichmann will be entitled to receive (i) continued payment of his base salary for 12 months, to be paid in equal monthly installments; (ii) payment of target bonus for the year of termination (and payment of his bonus for any completed year of service based on actual performance for the year preceding the year of termination, to the extent that such bonus has not been paid prior to the date of the termination of employment); (iii) continued life and disability insurance and health insurance coverage for 12 months following the date of termination; and (iv) immediate vesting of all outstanding unvested stock options and time-based restricted stock units and immediate vesting of all outstanding performance-based restricted stock units based on achievement of the target level of performance, provided that no time-based or performance-based restricted stock units granted within the one-year period prior to the date of Mr. Eichmann’s termination will vest. All vested stock options will remain exercisable by Mr. Eichmann for the 12-month period following his termination date, or the earlier expiration of the stock option pursuant to its original terms.
Any time-based restricted stock units or performance-based restricted stock units that become vested pursuant to the terms of the Management Agreement will be subject to a holding period until the second anniversary of the date of grant of the award, and the shares relating to such vested time-based restricted stock units or performance-based restricted stock units will be definitively acquired by (delivered to) Mr. Eichmann no earlier than the expiration of the required holding period.
Under the Management Agreement, the term “Good Reason” generally includes (i) any requirement that Mr. Eichmann relocate or work at a location more than twenty-five miles from the Company’s offices in New York, New York, (ii) any material diminution of Mr. Eichmann’s duties, responsibilities or authorities or (iii) a material reduction in base salary or other material breach of the Management Agreement by the Company.
Pursuant to the Management Agreement, Mr. Eichmann is subject to customary restrictive covenants provided by the Company’s protective covenants agreement in the U.S., including a requirement not to compete with the Company and its affiliates anywhere in the world for a period of 12 months after termination of employment. The Management Agreement replaces and supersedes Mr. Eichmann’s previous employment agreement with Criteo Ltd.
The foregoing description of the Management Agreement does not purport to be complete and is qualified in its entirety by reference to the Management Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Resignation of Romain Niccoli
On October 27, 2016, Romain Niccoli resigned from his position as the Company’s Chief Product Officer effective December 31, 2016. Mr. Niccoli has agreed to serve the Company in a consulting role for a period of time following his resignation. The details of such consulting arrangement, if material, will be disclosed separately after being finalized.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Management Agreement, dated as of October 27, 2016, between the Company and Eric Eichmann.
99.1	Press release dated November 2, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Criteo S.A.

Date: November 2, 2016	By:	/s/ Benoit Fouilland
	Name:	Benoit Fouilland
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Management Agreement, dated as of October 27, 2016, between the Company and Eric Eichmann.
99.1	Press release dated November 2, 2016.